EXHIBIT 99.1

October 25, 2010

CONTACT:	ECB Bancorp, Inc.
Thomas M. Crowder, Chief Financial Officer
(252) 925-5520
(252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 2010 Third Quarter Results

ENGELHARD, N.C.-ECB Bancorp, Inc. (NASDAQ:ECBE) (“ECB” or the “Company”) today announced its results for the three and nine months ended September 30, 2010.

2010 Third Quarter Financial Highlights

For the three months ended September 30, 2010, net income totaled $540,000, a 56.1% increase from the $346,000 in net income for the three months ended September 30, 2009. After adjusting for $267,000 in preferred stock dividends and the accretion of warrant discount, net income available to common shareholders for the three months ended September 30, 2010 was $273,000 or $0.10 per diluted share, an increase of 228.9% compared to $83,000 or $0.03 per diluted share for the three months ended September 30, 2009.

In the three months ending September 30, 2010 ECB Bancorp recognized $2,030,000 in net gains from sales in the investment portfolio versus $444,000 of recognized net gains in the same period 2009. These gains resulted from the continued repositioning of the investment portfolio to reduce its volatility in preparation for a future anticipated rise in interest rates and a reduction in exposure to the municipal bond sector of our portfolio.

For the nine months ended September 30, 2010, net income was $1,984,000, a decrease of 17.3% compared to net income for the nine months ended September 30, 2009 of $2,399,000. After adjusting for $797,000 in preferred stock dividends and accretion of warrant discount, net income available to common shareholders for the nine months ended September 30, 2010 was $1,187,000 or $0.42 per diluted share compared to $1,661,000 or $0.58 per diluted share for the prior year period.

Other Financial Highlights include:

•	Consolidated assets increased 8.6% to $932,209,000 at September 30, 2010 from $858,737,000 at September 30, 2009.

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•	Loans increased 0.2% to $575,003,000 at September 30, 2010 compared to $573,837,000 at September 30, 2009.

•	Deposits increased 13.5% to $790,592,000 at September 30, 2010 from $696,633,000 at September 30, 2009.

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Net interest income decreased 1.4 % to $6,977,000 for the three months ended September 30, 2010 from $7,076,000 for the same three-month period a year ago. For the nine months ended September 30, 2010, net interest income increased 6.5% to $21,005,000 compared to $19,730,000 for the first nine months of 2009.

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Non-interest income for the three months ended September 30, 2010 net of securities gains was $1,770,000, an increase of 19.4% compared to $1,482,000 of non-interest income net of securities gains for the same three-month period in 2009. For the nine months ended September 30, 2010, non-interest income net of securities gains increased 5.9% to $4,863,000 compared to $4,593,000 for the same period in 2009.

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Provision for loan losses charged to operations for the three months ended September 30, 2010 totaled $3,863,000, an increase of 44.4% compared to the $2,675,000 provision charged to operations for the third quarter ended September 30, 2009.

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During the third quarter of 2010, the Company declared a common stock dividend of $0.07 per share, or $0.28 per share on an annualized basis, which was unchanged from the $0.07 dividend, paid in the second quarter of 2010.

A. Dwight Utz, President and Chief Executive Officer, stated: “Although ECB has faired better than many other banks during these difficult times, we continue to see some credit weakness and increased credit losses. We believe the economy is slowly showing signs of recovery with the tourist industry indicating very positive summer results on the North Carolina coast”.

Thomas M. Crowder, Executive Vice President and Chief Financial Officer stated: “We continue to manage our balance sheet to prepare for eventual rising interest rates, but now believe those rate increases have most likely been pushed off into late 2011 by the slow economic recovery.”

Mr. Utz concluded: “The third quarter saw ECB Bancorp continuing to grow its assets over second quarter primarily through modest renewed loan growth. With our focus on small business credit, we are hopeful that with an economic recovery lead by small business, we will begin to see sustained growth in our loan portfolio leading into 2011.”

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About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 24 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. The Bank also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.myecb.com.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “feels”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue”, or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, pressures on the Company’s earnings, capital and liquidity resulting from current and future conditions in the credit and equity markets, the financial success or changing strategies of the Company’s customers, actions of government regulators or changes in laws, regulations or accounting standards that adversely affect our business, changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the values of loans we make and securities we hold, weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business, continued or unexpected increases in credit losses in the Company’s loan portfolio, continued adverse conditions in general economic conditions and the real estate values in our banking market (particularly as those conditions affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral), and other developments or changes in our business that we do not expect. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.

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See 3 pages of financial information attached

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

September 30, 2010, December 31, 2009 and September 30, 2009

(Dollars in thousands, except per share data)

	September 30,	December 31,	September 30,
	2010	2009*	2009
	(unaudited)		(unaudited)
Assets
Non-interest bearing deposits and cash	$8,666	$9,076	$13,925
Interest bearing deposits	20	870	871
Overnight investments	31,720	7,865	1,600

Total cash and cash equivalents	40,406	17,811	16,396

Investment securities
Available-for-sale, at market value (cost of $258,148, $237,594 and $213,714 at September 30, 2010, December 31, 2009 and September 30 2009, respectively)	263,946	239,332	218,591

Loans held for sale	2,103	—	—

Loans	575,003	577,791	573,837
Allowance for loan losses	(13,187)	(9,725)	(7,800)

Loans, net	561,816	568,066	566,037

Real estate and repossessions acquired in settlement of loans, net	5,253	5,443	6,039
Federal Home Loan Bank common stock, at cost	4,749	5,116	5,116
Bank premises and equipment, net	25,897	25,329	25,400
Accrued interest receivable	5,176	4,967	5,082
Bank owned life insurance	8,879	8,657	8,593
Other assets	13,984	13,999	7,483

Total	$932,209	$888,720	$858,737

Liabilities and Shareholders’ Equity
Deposits
Demand, noninterest bearing	$105,628	$93,492	$102,335
Demand, interest bearing	215,346	141,956	117,769
Savings	25,972	19,595	19,958
Time	443,646	499,687	456,571

Total deposits	790,592	754,730	696,633

Accrued interest payable	982	1,121	1,466
Short-term borrowings	13,534	22,910	46,989
Long-term obligations	34,500	21,000	21,000
Other liabilities	4,969	4,584	4,713

Total liabilities	844,577	804,345	770,801

Shareholders’ equity
Preferred stock, Series A	17,246	17,122	17,080
Common stock, par value $3.50 per share	9,974	9,968	9,968
Capital surplus	25,844	25,803	25,792
Warrant	878	878	878
Retained earnings	30,144	29,555	31,238
Accumulated other comprehensive income	3,546	1,049	2,980

Total shareholders’ equity	87,632	84,375	87,936

Total	$932,209	$888,720	$858,737

Common shares outstanding	2,849,841	2,847,881	2,847,881
Common shares authorized	10,000,000	10,000,000	10,000,000
Preferred shares outstanding	17,949	17,949	17,949
Preferred shares authorized	2,000,000	2,000,000	2,000,000

*	Derived from audited consolidated financial statements.

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Income Statements

For the three and nine months ended September 30, 2010 and 2009

(Dollars in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$7,640	$7,807	$23,062	$22,820
Interest on investment securities:
Interest exempt from federal income taxes	385	354	1,337	1,005
Taxable interest income	1,949	2,122	5,519	6,959
Dividend income	6	37	40	67
Other interest income	2	—	9	3

Total interest income	9,982	10,320	29,967	30,854

Interest expense:
Deposits:
Demand accounts	406	224	1,045	609
Savings	25	12	52	34
Time	2,347	2,742	7,248	9,510
Short-term borrowings	66	95	183	403
Long-term obligations	161	171	434	538
Other interest expense	—	—	—	30

Total interest expense	3,005	3,244	8,962	11,124

Net interest income	6,977	7,076	21,005	19,730
Provision for loan losses	3,863	2,675	8,643	5,425

Net interest income after provision for loan losses	3,114	4,401	12,362	14,305

Noninterest income:
Service charges on deposit accounts	842	932	2,558	2,724
Other service charges and fees	470	330	1,168	947
Mortgage origination brokerage fees	351	153	856	680
Net gain on sale of securities	2,030	444	3,471	1,032
Income from bank owned life insurance	75	82	223	246
Other operating income	32	(15)	58	(4)

Total noninterest income	3,800	1,926	8,334	5,625

Noninterest expenses:
Salaries	2,548	2,061	7,193	6,135
Retirement and other employee benefits	740	416	2,182	1,869
Occupancy	480	474	1,384	1,403
Equipment	589	465	1,542	1,284
Professional fees	187	123	686	522
Supplies	45	53	165	164
Telephone	147	168	487	458
FDIC insurance	355	306	1,033	1,216
Other outside services	123	98	351	338
Net cost of real estate and repossessions acquired in settlement of loans	112	1,081	493	1,187
Other operating expenses	1,053	890	3,017	2,459

Total noninterest expenses	6,379	6,135	18,533	17,035

Income before income taxes	535	192	2,163	2,895
Income taxes	(5)	(154)	179	496

Net income	540	346	1,984	2,399

Preferred stock dividends	225	224	673	630
Accretion of discount	42	39	124	108

Income available to common shareholders	$273	$83	$1,187	$1,661

Net income per share - basic	$0.10	$0.03	$0.42	$0.58

Net income per share - diluted	$0.10	$0.03	$0.42	$0.58

Weighted average shares outstanding - basic	2,849,841	2,845,343	2,849,511	2,843,962

Weighted average shares outstanding - diluted	2,849,841	2,847,053	2,849,554	2,845,630

ECB Bancorp, Inc.

Supplemental Quarterly Financial Data (Unaudited)

(Dollars in thousands, except per share data)

	09/30/2010	06/30/2010	03/31/2010	12/31/2009	09/30/2009
Income Statement Data:
Interest income	$9,982	$9,965	$10,020	$10,051	$10,320
Interest expense	3,005	2,932	3,025	3,033	3,244

Net interest income	6,977	7,033	6,995	7,018	7,076
Provision for loan losses	3,863	1,780	3,000	5,675	2,675
Net after provision expense	3,114	5,253	3,995	1,343	4,401
Noninterest income	3,800	1,866	2,668	3,024	1,926
Noninterest expense	6,379	5,916	6,238	6,117	6,135
Income (loss) before income taxes	535	1,203	425	(1,750)	192
Income tax expense (benefit)	(5)	246	(62)	(853)	(154)

Net income (loss)	540	957	487	(897)	346
Preferred stock dividend & accretion of discount	267	265	265	265	263

Net income (loss) available to common shareholders	$273	$692	$222	$(1,162)	$83

Per Share Data and Shares Outstanding:
Net income - basic	$0.10	$0.24	$0.08	$(0.41)	$0.03
Net income - diluted	0.10	0.24	0.08	(0.41)	0.03
Cash dividends	0.0700	0.0700	0.0700	0.1825	0.1825
Book value at period end	24.70	24.46	23.56	23.62	24.88
Dividend payout ratio	73.07%	28.83%	87.50%	-44.51%	608.33%
Weighted-average number of common shares outstanding:
Basic	2,849,841	2,849,841	2,848,839	2,847,881	2,845,343
Diluted	2,849,841	2,849,936	2,848,969	2,847,881	2,847,053
Shares outstanding at period end	2,849,841	2,849,841	2,849,841	2,847,881	2,847,881

Balance Sheet Data:
Total assets	$932,209	$921,840	$897,754	$888,720	$858,737
Loans - gross	575,003	570,174	577,964	577,791	573,837
Allowance for loan losses	13,187	10,462	11,329	9,725	7,800
Investment securities	263,946	268,064	197,520	239,332	218,591
Interest earning assets	877,540	862,410	841,344	830,974	800,015
Premises and equipment, net	25,897	25,294	25,114	25,329	25,400
Total deposits	790,592	792,454	772,927	754,730	696,633
Short-term borrowings	13,534	22,408	20,877	22,910	46,989
Long-term obligations	34,500	14,500	14,500	21,000	21,000
Shareholders’ equity	87,632	86,918	84,292	84,375	87,936

Selected Performance Ratios (annualized):
Return on average assets	0.23%	0.43%	0.22%	-0.41%	0.16%
Return on average shareholders’ equity	2.44%	4.48%	2.28%	-4.09%	1.59%
Net interest margin	3.31%	3.52%	3.55%	3.56%	3.58%
Efficiency ratio	57.83%	63.94%	62.39%	59.20%	66.25%

Asset Quality Ratios:
Nonperforming loans to period-end loans	3.59%	3.37%	3.19%	2.54%	2.18%
Allowance for loan losses to period-end loans	2.29%	1.83%	1.96%	1.68%	1.36%
Allowance for loan losses to nonperforming loans	64%	54%	61%	66%	62%
Net charge-offs to average loans (annualized)	0.79%	1.83%	0.97%	2.61%	0.47%

Capital Ratios:
Equity-to-assets ratio	9.40%	9.43%	9.39%	9.49%	10.24%
Leverage Capital Ratio	8.79%	9.26%	9.26%	9.59%	9.81%
Tier 1 Capital Ratio	12.37%	12.78%	12.69%	12.77%	13.16%
Total Capital Ratio	13.63%	14.03%	13.95%	14.02%	14.37%